UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

19500 SW 90th Court, Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 503-692-5333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR  240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

microHelix, Inc. ("microHelix") entered into Amendment No. 1 to Independent Contractor Agreement ("Amendment No. 1") dated April 2, 2007 among microHelix, Moore Electronics, Inc. ("Moore") and Steve Ashton. Amendment No. 1 amends the job description in the Independent Contractor Agreement dated effective February 12, 2007 (the "Original Agreement") to include Dr. Ashton's role as President and Chief Executive Officer of both microHelix and its wholly-owned subsidiary, Moore. Amendment No. 1 also makes clear that all references to the "Company" in the Original Agreement mean both microHelix and Moore.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 30, 2007 Terrence C. Rixford resigned as a director and as Secretary, and Tyram H. Pettit resigned as a director and as Assistant Secretary, of microHelix.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this Form 8-K:

10.1 Amendment No. 1 to Independent Contractor Agreement dated April 2, 2007 among microHelix, Inc., Moore Electronics, Inc. and Steve Ashton.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc.
(Registrant)

Date: April 3, 2007	/s/ Steve Ashton
Steve Ashton
President and Chief Executive Officer